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                                                                 Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the 16th day of May, 1996 by and among AMX Corporation, a Texas corporation (the "Company"), and John P. Sundquist and Sandra P. Sundquist (collectively, "Sundquist"), Donald J. Heiskell and Janice T. Heiskell, Bruce R. Munroe, David A. Daniels and Thomas J. Gleason (collectively, the "Shareholders").

     WHEREAS, pursuant to the terms of a certain Agreement of Merger and Plan of Reorganization, dated as of the date hereof (the "Merger Agreement"), among the Company, the Shareholders, and certain other parties thereto named therein, the Shareholders are, on the date hereof, acquiring an aggregate of 181,818 shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") pursuant to a merger being effected pursuant to the Merger Agreement; and

     WHEREAS, execution by the Company of this Agreement is a condition precedent to performance by the Shareholders of their obligations under the Merger Agreement.

     NOW THEREFORE, in consideration of the mutual provisions contained herein, the parties agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "Act" means the Securities Act of 1933, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Current Holders" means the Purchasers and the Current Shareholders, as those terms are defined in the Investor Registration Rights Agreement.

     "Effective Time" has the meaning set forth in the Merger Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

     "Holdback Period" has the meaning set forth in the Merger Agreement.

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     "Holdback Shares" has the meaning set forth in the Merger Agreement.

     "Holder" means the person who is then the record owner of Registrable Securities which have not been sold to the public.

     "Investor Registrable Securities" shall have the same meaning as the term "Registrable Securities" has in the Investor Registration Rights Agreement as that term is defined therein.

     "Investor Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of March 30, 1995, among the Company, the persons set forth in SCHEDULE 1 attached thereto, and certain other parties thereto who are named therein, as amended by that certain First Amendment to Registration Rights Agreement entered into as of September 12, 1995.

     "Registrable Securities" means (i) all of the shares of Common Stock issued to the Shareholders pursuant to the Merger Agreement, and (ii) any Common Stock issued in respect of the shares described in clause (i) upon any stock split, stock dividend, recapitalization or other similar event, but does not include any other shares of Common Stock acquired by the Shareholders; provided, however, that (A) with respect to the Shareholders' demand rights under Section 2 hereof, the term "Registrable Securities" shall include only Holdback Shares that are released from holdback by the Company prior to the expiration of the Holdback Period in accordance with the provisions of Section 7.2(b) of the Merger Agreement and shall not include any other Holdback Shares and (B) with respect to the Shareholders' "piggy-back" rights under Section 3 hereof, the term "Registrable Securities" shall include only Holdback Shares that are released from holdback by the Company prior to the expiration of the Holdback Period in accordance with the provisions of Section 7.2(b) of the Merger Agreement and shall not include any other Holdback Shares until expiration of the Holdback Period and then only to the extent such other Holdback Shares are released by the Company back to Sundquist and are not retained by the Company in accordance with the terms of the Merger Agreement.

     The terms "register" means to register under the Act and applicable state securities laws for the purpose of effecting a public sale of securities.

     "Registration Expenses" means all expenses incurred by the Company in compliance with Section 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for all the selling Holders (in the case of Section 2) and all selling Holders and other security holders (in the case of
Section 3), and the expense of any special audits incident to or required by any such registration.

     "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

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     2.   FORM S-3 REGISTRATION.

     (a) The Company shall use its commercially reasonable efforts to cause the Registrable Securities held by each Holder to be registered under the Act so as to permit the sale thereof, and in connection therewith shall, within 30 days following the first date on which the Company becomes eligible to register securities on Form S-3 under the Act, prepare and file with the Commission a registration statement on Form S-3 or such other form as is then available under the Act covering the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective for a period of forty-five (45) days after its effective date; provided, however, that each Holder shall provide all such information and materials and take all such action as may be required under the Act to be provided or taken by such Holder in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Agreement. The Company shall not be required to effect more than one (1) registration under this Section 2 of this Agreement. The offerings made pursuant to such registrations shall not be underwritten.

     (b) Notwithstanding Section 2(a) above, the Company shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2(a) for a reasonable period of time, but not in excess of forty-five (45) calendar days after the expiration of the 30-day period referred to in Section 2(a), if the Board of Directors of the Company, acting in good faith, determines that there exists material non-public information about the Company.

     3.   "PIGGY BACK" REGISTRATIONS.

     (a) If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights (other than pursuant to Section 2(a) hereof or pursuant to Sections 2 or 5 of the Investor Registration Rights Agreement, and other than a registration relating solely to employee benefit plans, a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, or a registration relating solely to shares to be sold in a transaction under Rule 145 of the Act), the Company will:

          (i) Promptly give to each Holder of Registrable Securities written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

          (ii) Use its commercially reasonable efforts to include in such registration all of the Registrable Securities specified in a written request or requests made by any Holder within fifteen (15) days after the date of delivery of the written notice from the Company

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     described in clause (i) above; provided that the term "Registrable
     Securities" shall not, for purposes of this Section 3, include those Registrable Securities the resale of which is at that time then covered by a currently effective registration statement pursuant to Section 2(a). If the underwriter, if any, advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then the Company may offer all of the securities it proposes to register for its own account or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will, subject to Section 3(b), be imposed PRO RATA among all shareholders who are entitled to include shares in such registration statement according to the number of securities each such shareholder requested to be included in such registration statement.

     (b) In the event that the Company determines to register its securities for the account of any security holder or holders exercising their demand registration rights pursuant to (i) the Investor Registration Rights Agreement in a demand registration to be effected under Section 2 or Section 5 of the Investor Registration Rights Agreement or (ii) pursuant to any other registration rights agreement to which the Company is a party from time to time that provides for demand registration rights thereunder (including any such agreement entered into after the date hereof) (the registration rights agreements referred to in this clause (ii) being referred to herein as the "Other Registration Rights Agreements"), then, notwithstanding anything to the contrary contained in this Agreement, no Shareholder will be entitled or permitted to include Registrable Securities in any such registration pursuant to the piggy-back rights granted in this Section 3 unless (A) in the case of a registration being effected under Section 3 of the Investor Registration Rights Agreement, such Shareholder shall have first obtained the prior written consent of the Current Holders holding a majority or more of the Investor Registrable Securities sought to be included in such registration and (B) in the case of a registration being effected under any Other Registration Rights Agreement, such Shareholder shall have first obtained any consents required to be obtained under the applicable Other Registration Rights Agreement.

     (c) The underwriter, if any, for an offering made pursuant to this Section 3 shall be selected by the Company (or, in the event of a demand registration being effected by the Company pursuant to the Investor Registration Rights Agreement or an Other Registration Rights Agreement, by the selling security holders pursuant to and in accordance with the terms thereof).

     4. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2 and 3 shall be paid by the Company. All Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by the holders of the securities registered, pro rata on the basis of the number of their shares so registered.

     5. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each selling Holder of Registrable Securities included in such registration advised in writing as to the initiation of each registration and as to the

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completion thereof.  At its expense, the Company will do the following for the benefit of such selling Holders:

     (a) Use its commercially reasonable efforts to keep such registration effective for a period of forty-five (45) days or until the selling Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein during such time period to the extent necessary to comply with the Act and applicable state securities laws;

     (b) Use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the selling Holders may reasonably request; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

     (c) Furnish to each selling Holder such number of copies of any prospectus in conformity with the requirements of the Act, and such other documents, as such selling Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current;

     (d) Notify each selling Holder upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, so long as the registration statement remains effective, promptly prepare, file and furnish to each selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (e) Notify each selling Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

     (f) Advise each selling Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

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     (g)  Each selling Holder shall enter into such agreements (including underwriting agreements and lock-up agreements) as the managing underwriter of any offering made by the Company and/or made by any selling shareholders, in each case of the Company's equity securities registered under the Act, shall reasonably request; provided that the indemnification provisions thereof shall be no more burdensome on such selling Holder than those contained herein and that any holdback shall not exceed a period of sixty (60) days before the filing date of such registration and ninety (90) days after the effective date thereof.

     6.   INDEMNIFICATION.

     (a) The Company will indemnify each selling Holder, and such selling Holder's legal counsel and independent accountants, and each person controlling such selling Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact maintained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act, or state securities laws, or common law, applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each selling Holder, each of its officers, directors and partners and such selling Holder's legal counsel and independent accountants, and each person controlling such selling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by any selling Holder or underwriter and stated to be specifically for use therein.

     (b) Each selling Holder will, if Registrable Securities held by such selling Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such selling Holder and stated to be specifically for use therein; provided, however, that the obligations of such selling Holders hereunder shall be limited to an amount equal to the net proceeds, after deduction of expenses and commissions, to each such selling Holder of Registrable Securities sold as contemplated herein.

     (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that if a selling Holder is the Indemnified Party and the defendants in any such action shall include both selling Holder, as the Indemnified Party, and the Indemnifying Party and the Indemnifying Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party and the fees and expenses of such counsel shall be paid by the Indemnifying Party. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is materially prejudiced as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d)  The obligations of the Company and each selling Holder under this
Section 6 shall survive the completion of any offering of stock in a registration statement under this Agreement and otherwise.

     (e) No selling Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration effected under Section 3 which imposes indemnification or contribution obligations on such selling Holder more onerous that those imposed hereunder; provided, however, that the Company shall not be


                                        7

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deemed to breach the provisions of Section 3 if a selling Holder is not permitted to participate in a registration on account of his or her refusal to execute an underwriting agreement on the basis of this Section 6(e).

     7. INFORMATION BY HOLDER. Each Holder of Registrable Securities to be included in any registration shall furnish to the Company, reasonably promptly upon request of the Company, such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement or otherwise required by applicable state or federal securities laws.

     8.   REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.  The Company agrees to:

     (a) Use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act;

     (b) Furnish to each Holder, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the Commission which permits the selling of any such securities pursuant to Form S-3; and

     (c) Use its commercially reasonable efforts to avoid any event that makes Parent ineligible to use Form S-3 in accordance with Section 2 of this Agreement.

     9. EXCEPTION TO REGISTRATION; TERMINATION. The Company shall not be required to effect a registration under this Agreement if (i) in the written opinion of counsel for the Company, which counsel and the opinion so rendered shall be reasonably acceptable to the Holders of Registrable Securities requesting registration, such Holders may sell without registration under the Act all Registrable Securities for which they requested registration under the provisions of the Act and in the quantity in which the Registrable Securities were proposed to be sold, or (ii) the Company shall have obtained from the Commission a "no-action" letter to that effect. The registration rights set forth in this Agreement shall terminate with respect to a Holder at such time as such Holder has sold all Registrable Securities.

     10.  MISCELLANEOUS.

     (a) All provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and shall not be assignable without the prior written consent of the Company.

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     (b)  This Agreement may be amended or modified only by writing signed by or on behalf of the Company and by Holders of a majority in number of the Registrable Securities then outstanding.

     (c) All notices, requests, consents, reports and demands shall be in writing and shall be delivered as provided, and to the addresses, set forth in the Merger Agreement.

     (d) This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute but one and the same instrument. One or more counterparts to this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     (e) This Agreement shall be deemed a contract made under the laws of the State of Texas and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State.

     (f) In the event of any conflict between the terms and provisions of this Agreement and those of the Investor Registration Rights Agreement, the terms and provisions of the Investor Registration Rights Agreement shall control.

     (g) Any controversy or claim arising out of or relating to this Agreement or the breach thereof, including the applicability of this paragraph and paragraph (h) below, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, except that the arbitration procedures outlined in paragraphs 7.2(g)(ii) and 7.2(g)(iii) of the Merger Agreement shall govern any arbitration proceeding. Notwithstanding the foregoing to the contrary, any such arbitration shall be held in either Dallas, Texas or Denver, Colorado.

     (h) Subject to the provisions of Section 7.2(g)(iii) of the Merger Agreement, which shall govern the awarding of attorneys' fees in any arbitration conducted pursuant to paragraph (g) above and Section 7.2(g) of the Merger Agreement, if any party to this Agreement brings an action against another party to this Agreement to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

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     IN WITNESS WHEREOF, the Company and the Shareholders have caused this
Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                              AMX CORPORATION


                              By: /s/ Joe Hardt
                                  ---------------------------------------------
                              Its: PRESIDENT
                                  ---------------------------------------------



                              AMX ACQUISITION CORPORATION


                              By:  /s/ Joe Hardt
                                  ---------------------------------------------
                              Its: PRESIDENT
                                  ---------------------------------------------


                              SPS INTERNATIONAL, INC.


                              By:  /s/ John P. Sundquist
                                  ---------------------------------------------
                              Its: PRESIDENT
                                  ---------------------------------------------


                              /s/ John P. Sundquist
                              -------------------------------------------------
                              JOHN P. SUNDQUIST


                              /s/ Sandra P. Sundquist
                              -------------------------------------------------
                              SANDRA P. SUNDQUIST


                              /s/ Donald J. Heiskell
                              -------------------------------------------------
                              DONALD J. HEISKELL


                              /s/ Janice T. Heiskell
                              -------------------------------------------------
                              JANICE T. HEISKELL


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



                              /s/ Bruce R. Munroe
                              -------------------------------------------------
                              BRUCE R. MUNROE


                              /s/ David A. Daniels
                              -------------------------------------------------
                              DAVID A. DANIELS


                              /s/ Thomas J. Gleason
                              -------------------------------------------------
                              THOMAS J. GLEASON

                                       11